Exhibit 10.1

EXECUTION

AMENDMENT NUMBER FIVE TO GOOGLE SERVICES AGREEMENT

This Amendment Number Five to the Google Services Agreement (“Amendment”) is effective as of August 1, 2013 (“Amendment Five Effective Date”), and amends the Google Services Agreement by and between Local Corporation, a Delaware corporation (“Company”), and Google Inc., a Delaware corporation (“Google”) with an effective date of August 1, 2011, as amended (the “Agreement”). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1. Two Month Extension. The box entitled “Term” on the cover page of the Agreement is deleted in its entirety and replaced with the following:

“TERM: Starting on August 1, 2011 (“Effective Date”) and continuing through September 30, 2013 (inclusive)”

2. General. The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by persons duly authorized.

LOCAL CORPORATION		GOOGLE INC.

By:	/s/ Michael Sawtell	By:	/s/ Nikesh Arora
Name:	Michael Sawtell	Name:	Nikesh Arora
Title:	President/COO	Title:	President, Global Sales and Business Development
Date:	6/20/13	Date:	6/21/2013

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Amendment Five